Press Release #201408	FOR IMMEDIATE RELEASE	February 10, 2014

Enertopia Signs Binding LOI for E-Cig Technology

VANCOUVER, BC – February 10, 2014 - Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") announces that the Company has signed a Binding Letter Of Intent (LOI) with Wisplite Technologies Incorporated (WTI), a developer of technologies for the electronic cigarette ("E-Cig") industry.

Wisplites are hand-held, electro-mechanical devices which incorporate patent-pending technologies that function to simulate the action and effect of smoking tobacco cigarettes.

"Enertopia is capitalizing on the transformational opportunity from the disruptive vaporization technology in the E-Cig and legal marijuana industries. We believe we are witnessing the confluence of two of the biggest trends in our generation with the removal of barriers in the MMJ sector and the healthy use of the new and expanding E-Cig technology,” stated President / CEO Robert McAllister.

To acquire WTI, Enertopia has paid $85,000 on signing the Binding LOI and will issue 5,000,000 shares and pay $300,000 dollars on signing of the Definitive Agreement which is expected to close on or before February 28, 2014. Enertopia will pay a further $360,000 in three quarterly payments to fund operations, distribution and licensing with ongoing research and development of the E-Cig technology products in the pipeline. A further 5,000,000 shares will be issued within 30 days of WTI completing the filing of one or more patent applications for its next generation technology, so long as such filings are completed within 12 months of signing the Definitive Agreement.

“We are extremely excited that we have found a company that shares our passion and vision for development of the new E-Cig technology from concept to market place,” stated President / CEO Andrea Taggart.

Investors are encouraged to visit WTI’s website www.wisplite.com for further information on the company’s technology. Updates will be forthcoming as both parties move forward to close the Definitive Agreement.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in completing any anticipated financing and or its joint Venture partners will receive their Health Canada license under the new regulations and any LOI and Binding LOI’s will result in Definitive Agreements.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release